                                                                     Exhibit 4.6


                                     WAIVER

         THIS WAIVER (the "Waiver") with respect to the Credit Agreement referred to below is made and entered into as of this 31st day of December, 2001 by and among COCA-COLA BOTTLING CO. CONSOLIDATED, a Delaware corporation, as Borrower (the "Borrower"), BANK OF AMERICA, N.A., as Administrative and Syndication Agent (the "Agent") and the Banks listed on the signature pages hereto (the "Banks").

                              Statement of Purpose
                              --------------------

     I. The Borrower, the Agent and the Banks are parties to that certain Amended and Restated Credit Agreement, dated as of December 21, 1995 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Banks have extended certain credit facilities to the Borrower.

     II. Coca-Cola Ventures, Inc., a Delaware corporation ("CCBCC Sub") is a wholly-owned subsidiary of the Borrower. CCBCC Sub and Piedmont Partnership Holding Company, a Delaware corporation and wholly-owned subsidiary of The Coca-Cola Company ("KO Sub") are equal partners in Piedmont Coca-Cola Bottling Partnership, a Delaware general partnership (the "Partnership"). The Borrower, CCBCC Sub and KO Sub are pursuing a transaction pursuant to which CCBCC Sub would purchase a 4.651% interest in the capital, profits and losses of the Partnership from KO Sub (the "Purchase Transaction"). After the Purchase Transaction, the interests of the Partnership will be held 54.651% by CCBCC Sub and 45.349% by KO Sub, thereby causing the Partnership to fall within the definition of "Subsidiary" contained in the Credit Agreement. It is anticipated that the Purchase Transaction will close on January 2, 2002.

     III. On December 7, 2001, the Borrower delivered to the Agent and the Banks a certificate of the chief financial officer of the Borrower certifying that the Purchase Transaction is permitted under Section 6.04 of the Credit Agreement, including subsection (h) thereof as required by Section 6.04(h) of the Credit Agreement (the "CFO Certificate").

     IV. The Partnership is the borrower under that certain Loan Agreement, dated May 28, 1996, among the Partnership and the banks party thereto (the "Partnership Loan Agreement") pursuant to which the banks party to the Partnership Loan Agreement have extended certain credit facilities to the Partnership. The Borrower has requested that the Agent and the Banks agree to waive certain requirements of Section 6.10 of the Credit Agreement in order to permit the Indebtedness incurred by the Partnership under the Partnership Loan Agreement (the "Partnership Indebtedness"). Subject to the terms and conditions set forth below, the Agent and the Banks are willing to agree to such request.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.   Capitalized Terms. All capitalized terms used and not defined herein
          -----------------
shall have the meanings given thereto in the Credit Agreement.

     2.   Acknowledgements. The Agent and the Banks hereby acknowledge receipt
          ----------------
of the CFO Certificate and that the Borrower has complied with the requirements of Section 6.04(h) of the Credit Agreement with respect to the Purchase Transaction.

     3.   Waiver. The Banks hereby waive compliance by the Borrower and its
          ------
Subsidiaries with Section 6.10 of the Credit Agreement solely with respect to the Partnership Indebtedness.

     4.   No Event of Default. The Borrower hereby certifies that after giving
          -------------------
effect to the waiver contemplated hereby, no Event of Default exists under the Credit Agreement.

     5.   Effectiveness. Except for the waiver contemplated hereby, the Credit
          -------------
Agreement shall be and remain in full force and effect. The waiver granted herein is specific and limited and shall not constitute a modification, acceptance, consent or waiver of any other provision of or any default under the Credit Agreement or any other document or instrument entered into in connection therewith or a future modification, acceptance, consent or waiver of the provisions set forth therein. This Waiver shall be effective upon receipt by the Agent of a duly executed copy hereof by the Borrower, the Agent and the Required Banks.

     6.   Counterparts. This Waiver may be executed in separate counterparts,
          ------------
each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

     7.   Fax Transmission. A facsimile, telecopy or other reproduction of this
          ----------------
Waiver may be executed by one or more parties hereto, and an executed copy of this Waiver may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Waiver as well as any facsimile, telecopy or other reproduction hereof.


                              *    *    *    *    *

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date and year first above written.


[CORPORATE SEAL]                       COCA-COLA BOTTLING CO. CONSOLIDATED,
                                       as Borrower



                                       By: /s/ CLIFFORD M. DEAL, III
                                           -------------------------------------
                                       Name: Clifford M. Deal III
                                             -----------------------------------
                                       Title: Vice-President and Treasurer
                                              ----------------------------------








                           [Signature Pages Continue]

                                       BANK OF AMERICA, N.A.,
                                       as Agent and Bank



                                       By: /s/ WILLIAM F. SWEENEY
                                           -------------------------------------
                                       Name: William F. Sweeney
                                             -----------------------------------
                                       Title: Managing Director
                                              ----------------------------------








                           [Signature Pages Continue]

                                       CITIBANK, N.A., as Bank



                                       By: /s/ HENRY J. MATTHEWS
                                           -------------------------------------
                                       Name: Henry J. Matthews
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------








                           [Signature Pages Continue]

                                       SUNTRUST BANK, ATLANTA, as Bank



                                       By: /s/ SAMUEL M. JANNETTA, JR.
                                           -------------------------------------
                                       Name: Samuel M. Jannetta, Jr.
                                             -----------------------------------
                                       Title: Assistant Vice President
                                              ----------------------------------








                           [Signature Pages Continue]

                                       SOCIETE GENERALE, as Bank



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------








                           [Signature Pages Continue]

                                  KBC BANK N.V., as Bank



                                  By: /s/ ROBERT SNAUFFER        /s/ ERIC RASKIN
                                      ------------------------------------------
                                  Name: Robert Snauffer              Eric Raskin
                                        ----------------------------------------
                                  Title: First Vice President     Vice President
                                         ---------------------------------------








                           [Signature Pages Continue]

                                       FIRST UNION NATIONAL BANK, as Bank



                                       By: /s/ Meg Beveridge
                                           -------------------------------------
                                       Name:   Meg Beveridge
                                             -----------------------------------
                                       Title:  Vice President
                                              ----------------------------------








                           [Signature Pages Continue]

                                       GE CAPITAL COMMERCIAL FINANCE,
                                       as Bank



                                       By: /s/ C. MARK SMITH
                                           -------------------------------------
                                       Name: C. Mark Smith
                                             -----------------------------------
                                       Title: Duly Authorized Signatory
                                              ----------------------------------